Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (No. 333-157559) on Form S-8 of Extra Space Storage, Inc. of our report dated June 20, 2012, with respect to the statement of assets available for benefits of the Extra Space Management, Inc. 401(k) Plan as of December 31, 2011, which report appears in the December 31, 2012 annual report on Form 11-K of the Extra Space Management, Inc. 401(k) Plan.

/s/ Tanner LC
Salt Lake City, Utah
July 1, 2013

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